Exhibit 99.1

StoneCastle Financial Corp. Reports Second Quarter 2014 Results

$55.5 Million Invested in Second Quarter 2014 and $121.5 Million Since IPO

NEW YORK, August 14, 2014 — StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2014.

Second Quarter 2014 Investment Highlights

•                  Invested $55.5 million in 31 investments during the second quarter 2014, and $121.5 million (net of securities that were called) since the Company’s initial public offering (“IPO”).

•                  Closed a $45 million revolving credit facility, of which $25 million has been drawn and invested.

•                  Received repayment of $3.9 million for four investments during the quarter ended June 30, 2014.

“We are pleased with our accomplishments in the second quarter, as we successfully deployed the balance of our capital from our IPO within our projected time horizon and investment objectives and closed on our revolving credit facility.  We also made considerable investments in what we believe to be stable community banks with predictable income,” stated Joshua Siegel, StoneCastle Financial’s Chairman & Chief Executive Officer.  “We continue to pursue our mission of seeking investment income and, to a lesser extent, capital appreciation for our investors in our effort to create value over time.”

Highlighted investments in banks in the second quarter 2014 included:

•                  An investment in $10.0 million floating rate non-cumulative preferred stock issued by Katahdin Bankshares Corp.

•                  An investment in $5.0 million fixed-rate cumulative perpetual preferred stock issued by HMN Financial, Inc.

•                  An investment in $3.8 million fixed-rate cumulative perpetual preferred stock issued by Old Second Bancorp, Inc.

A full listing of investments as of the end of the quarter can be found in the Company’s June 30, 2014 semi-annual report on N-CSR filed with the SEC.

At June 30, 2014, the estimated yield generated by the Invested Portfolio (excluding cash and cash equivalents), which comprised 92.4% of Total Assets, was 8.12%.

Second Quarter 2014 Financial Results

Net investment income was $1,379,470, or $0.29 per share, comprised of $2,200,441 in revenues and $820,971 of expenses. Net realized and unrealized losses on investments were ($793,161), or ($0.17) per share, comprised of $29,052 in realized gains and ($822,213) in net unrealized losses, due to the periodic change in valuations of our holdings.

For the quarter ended June 30, 2014, the Company’s net increase in net assets resulting from operations was $586,309, or $0.12 per share. The net increase in net assets resulting from operations is comprised of net investment income and net realized and unrealized gains/(losses) on investments.

The Company paid a quarterly dividend of $0.50 per share on June 27, 2014 to shareholders of record at the close of business on June 13, 2014.

At June 30, 2014, the Company had net assets of $104.8 million, and the Company’s Net Asset Value was $22.31 per share. As of the end of the quarter, the Company remained underleveraged, with only $25.0 million outstanding on its $45 million credit facility, representing approximately 19.1% of Total Assets.  According to the regulated investment company rules, the Company may borrow up to 33.3% of our total assets. StoneCastle Financial’s stated goal is to maintain leverage in future quarters equal to approximately 30% of total assets.

Portfolio and Investment Summary

As of the close of business on June 30, 2014, the Company had Total Assets of $130.7 million, consisting of investments with a fair value of $120.8 million (“Invested Portfolio”), cash and money market fund investments of $8.9 million, and other assets of $1.0 million.  “Total Assets” includes investments, cash, interest and dividends receivable, other assets and any proceeds from borrowings used to make a portfolio investment.

During the quarter ended June 30, 2014, the Company added 31 new investments totaling $55.5 million, and received repayment from mandatory calls on 4 investments of $3.9 million.

Recent Developments

Notice of Proposed Registered Offering

On July 29, 2014, the Company filed a registration statement with the SEC that has not yet been declared effective with respect to a public offering of common stock.  The offering contemplated by the registration statement will not commence until the registration statement is declared effective by the SEC. This notice is not an offer to sell the securities contemplated by the registration statement and the Company is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The offer will be made only by means of a prospectus and only after a registration statement is filed with the SEC and declared effective.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call August 14, 2014 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 28, 2014. The replay can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13586153. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT:	Investor Contacts:

	Stephen Swett, ICR	Julie Muraco

	347-887-0399	347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities

(unaudited)

	June 30, 2014	March 31, 2014
ASSETS
Long-Term investments, at fair value	$120,763,604	$69,932,562
Cash and cash equivalents	8,920,144	55,388,812
Interest and dividends receivable	656,995	278,636
Prepaid Assets	373,040	—
Total assets	130,713,783	125,600,010

LIABILITIES
Note / Loan Payable	25,000,000	15,000,000
Payable for securities purchased	—	1,012,250
Dividend payable	—	2,348,082
Investment advisory fee payable	462,052	292,798
Loan interest payable	40,655	—
Directors’ fees payable	37,453	39,686
Accrued expenses	338,466	355,685
Total liabilities	25,878,626	19,048,501
NET ASSETS	$104,835,157	$106,551,509

NET ASSETS consist of:
Common stock at par ($0.001 per share)	4,698	4,696
Paid-in-capital	110,069,079	110,023,268
Distributions in excess of net investment income	(4,626,037)	(3,657,033)
Accumulated net realized gain on investment	146,006	116,954
Net unrealized appreciation / (depreciation) on investments	(758,589)	63,624
Total Net Assets	$104,835,157	$106,551,509

Common Stock Shares Outstanding	4,698,011	4,696,131

Net asset value per common share	$22.31	$22.69
Market price per share	$25.38	$24.58
Market price premium to net asset value per share	13.76%	8.33%

STONECASTLE FINANCIAL CORP.

Statement of Operations

(unaudited)

	For the Six	For the Three
	Months Ended	Months Ended
	June 30, 2014	June 30, 2014

INVESTMENT INCOME
Dividend income	$1,445,385	$1,185,503
Interest income	1,116,983	655,781
Origination fees	300,000	300,000
Other income	59,157	59,157
Total Investment Income	2,921,525	2,200,441

EXPENSES
Investment advisory fees	754,850	462,052
ABA marketing and licensing fees	247,947	124,659
Directors’ fees	87,516	39,517
Professional fees	100,821	67,917
Transfer agent, custodian fees and administrator fees	118,463	7,760
Interest expense	43,989	43,989
Miscellaneous fees	182,543	75,077
Total expenses	1,536,129	820,971
Net Investment Income	1,385,396	1,379,470
Net Realized and Unrealized Gain (Loss)
Net realized gain on investments	146,006	29,052
Net change in unrealized appreciation (depreciation) on investments	(385,889)	(822,213)
Net realized and unrealized gain (loss) on investments	(239,883)	(793,161)
Net Increase in Net Assets Resulting
From Operations	$1,145,513	$586,309

STONECASTLE FINANCIAL CORP.

Financial Highlights

(unaudited)

For the Three
Months Ended
June 30, 2014
PER SHARE OPERATING PERFORMANCE:
Net Asset Value, beginning of period	$22.69
Net investment income	0.29
Net realized and unrealized gain (loss) on investments	(0.17)
Total from investment operations	0.12

Dividend distributions to shareholders	(0.50)
Net Asset Value, end of period	$22.31

Net Assets, end of period	$104,835,157

Market value, end of period	$25.38
Total investment return based on market value (1)	5.31%

RATIOS TO AVERAGE NET ASSETS AVAILABLE
TO COMMON STOCK SHAREHOLDERS: (2)
Ratio of operating expenses	3.09%
Ratio of net investment income	4.82%

SUPPLEMENTAL DATA:
Portfolio turnover rate (3)	5%

(1)    Assume the return for a shareholder for period indicated including a $.50 dividend participating in the Dividend Reinvestment Program. Not annualized.

(2)    Annualized

(3)    Not annualized